UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported)       April 7, 2006
                                                 -------------------------------

                           DARLING INTERNATIONAL INC.
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               (Exact Name of Registrant as Specified in Charter)

          Delaware                  000-24620              36-2495346
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(State or Other Jurisdiction       (Commission            (IRS Employer
     of Incorporation)             File Number)        Identification No.)

   251 O'CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS           75038
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         (Address of Principal Executive Offices)             (Zip Code)

Registrant's telephone number, including area code:      (972) 717-0300
                                                    ----------------------------

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Credit Agreement
----------------

           On April 7, 2006, Darling International Inc., a Delaware corporation ("Darling"), entered into a new $175 million Credit Agreement (the "Credit Agreement"), dated April 7, 2006, among various lenders thereto (the "Lenders") and JPMorgan Chase Bank, N.A., as administrative agent.

           Pursuant to the terms of the Credit Agreement, Darling may borrow, prepay and re-borrow up to $125 million under a revolving credit facility, which will include a $35 million letter of credit sub-facility and a $10 million swingline loan sub-facility. Under the Credit Agreement, Darling may borrow up to $50 million under a delayed, multi-draw term loan facility. The obligations under the Credit Agreement are guaranteed by Darling National LLC, a Delaware limited liability company and a wholly-owned subsidiary of Darling ("Darling National"), and are secured by substantially all of the property of Darling and Darling National, including a pledge of all equity interests in Darling National. The term loan facility will be amortized at $1.25 million per quarter over a six-year term. The revolving credit facility has a five-year term. The proceeds of the term loan facility under the Credit Agreement may be used for
(i) the payment of the amounts payable as consideration for the proposed acquisition of substantially all of the assets of National By-Products, LLC, an Iowa limited liability company ("NBP"), and (ii) the refinancing of certain existing indebtedness (as described below in Item 1.02), including subordinated indebtedness. The proceeds of the revolving credit facility may be used for (i) the payment of the fees and expenses payable in connection with the Credit Agreement, the proposed acquisition of substantially all of the assets of NBP and the repayment of indebtedness, (ii) financing the working capital needs of Darling and its subsidiaries and (iii) other general corporate purposes. The Credit Agreement replaces the 2004 Credit Agreement described below under Item 1.02.

           Alternate base rate loans under the Credit Agreement will bear interest at a rate per annum based on the greater of (a) the prime rate and (b) the Federal Funds Effective Rate plus 1/2 of 1% plus, in each case, a margin determined by reference to a pricing grid and adjusted according to Darling's adjusted leverage ratio. Eurodollar loans will bear interest at a rate per annum based on the then applicable London Inter-Bank Offer Rate ("LIBOR") multiplied by the statutory reserve rate plus a margin determined by reference to a pricing grid and adjusted according to Darling's adjusted leverage ratio.

           The Credit Agreement contains certain restrictive covenants that are customary for similar credit arrangements. There are also financial covenants that require Darling to maintain a fixed charge coverage ratio of less than 1.25 to 1.00 (EBITDA minus cash taxes to fixed charges for the period of four consecutive fiscal quarters), and a leverage ratio not to exceed 3.00 to 1.00 (total indebtedness outstanding to adjusted EBITDA for the four fiscal quarter period most recently ended). The Credit Agreement also requires Darling to make certain mandatory prepayments of outstanding indebtedness using the net cash proceeds received from certain dispositions of property, casualty or condemnation, any sale or issuance of equity interests in a public offering or in a private placement, unpermitted additional indebtedness incurred by Darling, and excess cash flow under certain circumstances.

           The Credit Agreement provides for customary events of default with corresponding grace periods, including failure to pay any principal or interest when due, inaccuracy of representations, warranties or certifications, failure to make payment of any material indebtedness, failure to perform or observe covenants, bankruptcy or insolvency events, unsatisfied or unstayed judgments for the payment of money in excess of $5,000,000, an ERISA event that could reasonably be expected to have a material adverse effect, failure of any lien on collateral to be valid and perfected, and change of control. Upon the occurrence and during the continuance of an event of default, the administrative agent upon the request of the requisite number of Lenders is required to declare all amounts owing under the Credit Agreement to be immediately due and payable, terminate the Lenders' commitments to make loans under the Credit Agreement, and/or exercise any and all remedies and other rights under the Credit Agreement.


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           Certain of the Lenders and their affiliates have provided, from time to time, and may continue to provide, investment banking, commercial banking, financial and other services to Darling, including letters of credit, depository and account processing services, for which Darling has paid and intends to pay customary fees. Also, certain of the Lenders were a party to the 2004 Credit Agreement.

           The summary of the Credit Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Credit Agreement attached hereto as Exhibit 10.1.

           On April 10, 2006, Darling issued a press release, which is filed as
Exhibit 99.1 hereto and incorporated herein by reference, announcing the execution of the Credit Agreement.

First Amendment to Note Purchase Agreement
------------------------------------------

           On April 7, 2006, Darling entered into a First Amendment to Note Purchase Agreement (the "First Amendment"), dated April 7, 2006, among the securities purchasers party thereto. The First Amendment amends the Note Purchase Agreement, dated as of December 31, 2003, by and among Darling, the guarantors party thereto from time to time and the securities purchasers party thereto (the "Note Purchase Agreement"), a copy of which was previously filed as
Exhibit 10.1 to Darling's Current Report on Form 8-K filed January 8, 2004.

           The First Amendment provides for certain changes to the covenants in the Note Purchase Agreement to permit (i) entry into the Credit Agreement and
(ii) the acquisition of substantially all of the assets of NBP.

           Based on its filings with the Securities and Exchange Commission, as of April 3, 2006, SOF Investments, L.P., a Delaware limited partnership and a party to the First Amendment, is the record and beneficial owner of 9,296,127 shares of Darling common stock.

           The summary of the First Amendment in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the First Amendment attached hereto as Exhibit 10.2.

ITEM 1.02.   TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

           In connection and simultaneously with the execution of the Credit Agreement, on April 7, 2006, Darling terminated its Credit Agreement dated April 2, 2004, among Darling, the lenders signatory thereto from time to time, General Electric Capital Corporation, as administrative agent, and Comerica Bank, as revolving credit agent (the "2004 Credit Agreement"). The 2004 Credit Agreement was for a term of 5 years and provided for a term loan facility of $25 million and for a revolving credit facility of up to $50 million. The 2004 Credit Agreement was secured by substantially all the property of Darling. The 2004 Credit Agreement contained various restrictive covenants that are customary for similar credit agreements. The 2004 Credit Agreement also contained financial covenant tests, including limitations on capital expenditures, minimum fixed charge coverage and tangible net worth tests and maximum leverage ratio test. Darling did not incur any termination penalties in connection with the termination of the 2004 Credit Agreement.

           Certain of the lenders party to the 2004 Credit Agreement and their affiliates have provided, from time to time, and may continue to provide, investment banking, commercial banking, financial and other services to Darling, including letters of credit, depository and account processing services, for which Darling has paid and intends to pay customary fees.


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
ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

           The information included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

     (d)  Exhibits.

           10.1 Credit Agreement, dated as of April 7, 2006, among Darling International Inc., various lending institutions party thereto and JPMorgan Chase Bank, N.A.

           10.2 First Amendment to Note Purchase Agreement, dated as of April 7, 2006, among Darling International Inc. and the securities purchasers party thereto.

           99.1 Press Release issued by Darling International Inc. on April 10, 2006.










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
                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                DARLING INTERNATIONAL INC.


Date:  April 13, 2006                           By: /s/ John O. Muse
                                                   -----------------------------
                                                   John O. Muse
                                                   Executive Vice President
                                                   Finance and Administration












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
                                  EXHIBIT LIST

10.1 Credit Agreement, dated as of April 7, 2006, among Darling International Inc., various lending institutions party thereto and JPMorgan Chase Bank, N.A.

10.2 First Amendment to Note Purchase Agreement, dated as of April 7, 2006, among Darling International Inc. and the securities purchasers party thereto.

99.1      Press Release issued by Darling International Inc. on April 10, 2006.









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